UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[x]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

BUSINESSWAY INTERNATIONAL CORPORATION
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

BUSINESSWAY INTERNATIONAL CORPORATION
(a Florida corporation)

INFORMATION STATEMENT
Date first mailed to stockholders: October ____, 2004

1480 Rue Bégin
Saint-Laurent, Québec, Canada H4R 1X1
(Principal Executive Offices)

(514) 990-4242
(Telephone No.)

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A.

Introduction.

This Information Statement is being furnished to stockholders of BusinessWay International Corporation, Inc., a Florida corporation (the "Company"), in connection with the approval by a majority of the stockholders of (i) a 5:1 reverse split (the "Reverse Split") of the Company's issued and outstanding common stock and Class A Special Voting Shares; (ii) the acquisition of Inter Canadian Business Services Ltd. also known as Service D'affaires Inter Canadian Ltee of Westmount, Quebec, Canada including its subsidiary Puritan Securities, Inc. of NewYork, New York, an SEC registered broker-dealer and a member of the NASD ( collectively "ICBS Canada") for 86,173,987 newly issued shares post reverse whereby the existing shareholders of ICBS Canada take voting control of the Company; (iii) an amendment to (the "Amendment") its Articles of Incorporation changing the name of the Company to "ICBS International Corp." ("ICBS") and a voting restrictions and conditions for newly issued shares;

Statements Regarding Forward Looking Information

This Information Statement and the documents incorporated in this document by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations and business, and on expected impact of the merger on the combined company's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not materially from the results contemplated by the forward-looking statements.

Summary of the Reverse Split, Acquisition of ICBS Canada, and the Amendment

The Board of Directors and persons owning a majority of the outstanding voting securities of the Company have approved and adopted resolutions to Reverse Split all the Company's issued shares on a five for one basis, authorized the acquisition of ICBS Canada for 86,173,987 newly issued shares post reverse split, and to amend the Articles of Incorporations to affect a name change to ICBS International, Corp., and to issue ICBS non voting shares until ICBS attains a minimum of $500,000 USD in cumulative profits from January 1, 2005 to December 31, 2005 or shall obtain a minimum of $1,000,000 USD in additional financing on or before December 31, 2005 for up to 12,000,000 additional common shares. In the event ICBS does not meet these conditions by December 31, 2005, the newly issued shares are cancelled. No other votes are required or necessary. See the information under the captions "Security Ownership by Principal Holders and Management" and "Vote Required for Approval," below.

The name change to ICBS will become effective when the Amendments is filed with the Secretary of State of the State of Florida. The Company intends to file the Amendments on the 21st day following the mailing of a definitive copy of this Information Statement to the Company's stockholders (the "Effective Date").

Effective Date

The Reverse Split, the acquisition of ICBS, the issuing of the 86,173,987 newly issued shares subject to cancellation in the event the conditions for income or additional financing are not met by December 31, 2005, and the name change will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion. The Amendments will be effective by filing a Certificate of Amendment with the Secretary of State of Florida, and is expected to become effective on or about October 28, 2004.

Questions and Answers about this Information Statement

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Amendment, the Reverse Split, and the Acquisitions even though your vote is neither required nor requested for the Reverse Split, the Acquisition, and the Amendment to become effective.

Q. What will I receive when the Amendment is effective?

A. The Amendment has already been approved, and you will not receive anything notifying you that the Amendment has become effective.

Q. What will I receive when the Reverse Split is effective?

A. You will receive written instructions from our Transfer Agent as to the procedures you will need to follow in order to exchange your existing share certificate for a new share certificate reflecting the number of shares you will own following completion of the reverse split.

Q. When do you expect the Amendment to become effective?

A. The Amendment will become effective upon the filing with the Secretary of State of the State of Florida. We expect to file the Amendment with the Secretary of State of the State of Florida no less than 21 days after this Information Statement has been sent to you.

Q. When do you expect the Reverse Split to become effective?

A. The Reverse Split will become effective on the Effective Date designated by the Company which is October 28, 2004 (twenty one days after the date this Information Statement was mailed to the Company's shareholders of record).

Q. Why am I not being asked to vote?

A. The holders of a majority of all the issued and outstanding shares have already approved the Reverse Split, the Acquisition, and the Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Florida law, and no further approval by our stockholders is required.

Q. What do I need to do now?

A. Nothing. This information statement is purely for your information and does not require or request you to do anything.

Q. Whom can I contact with questions?

A. If you have any questions about any of the actions to be taken by the Company, please contact the Company.

Action by the Board of Directors and Consenting Shareholders

In accordance with The Business Corporation Act of the State of Florida (the "Florida Law") as set forth in Section 607.0820 entitled Meetings, on September 24, 2004, our Board of Directors, believing it to be in the best interests of the Company and its stockholders approved the Reverse Split, the Acquisition of ICBS Canada, and the Amendments to change the Company name and to issue ICBS non voting shares until ICBS attains a minimum of $500,000 USD in cumulative profits from January 1, 2005 to December 31, 2005 or shall obtain a minimum of $1,000,000 USD in additional financing on or before December 31, 2005 for up to 12,000,000 additional common shares. In the event ICBS does not meet these conditions by December 31, 2005, the newly issued shares are cancelled. In accordance with Section 607.0704 of the Florida Law entitled Action by Shareholders without a Meeting, on September 24, 2004, the proposed Amendment and the proposed Reverse Split were approved by shareholders holding more than a majority of the Company's issued and outstanding shares.

Background

On September 24, 2004, the Company entered into a Acquisition Agreement (the "Agreement") with the stockholders of ICBS Canada. In the Agreement, the Company is acquiring all of the issued and outstanding stock of ICBS Canada which owns all of the issued and outstanding shares of its subsidiary Puritan Securities, Inc., a New York Corporation located in New York, New York, an SEC registered broker-dealer and a member of the NASD in exchange for the issuance of 86,173,987 newly issued shares of its common stock post Reverse Split.

The Acquisition will result in a change of voting control of the Company. Upon completion of the Acquisition and the five for one Reverse Split, the Company will have a total of 103,381,160 shares issued and outstanding, of which 17,207,173, or approximately 16.64%, are owned by persons who are currently stockholders of the Company.

There has not yet been any change in the officers and directors of the Company subsequent to completion of the Acquisition.

Upon closing of the Acquisition, ICBS Canada will become a wholly-owned subsidiary of the Company. ICBS Canada (www.icbs.ca) is a business consulting company located in Greater Montreal, Canada servicing companies throughout the world intending to do business in Canada that owns a U.S. licensed broker-dealer based in New York City, that specializes in servicing small to mid-sized companies that cover an extensive range of services from taking companies public in the United States, incorporation, back-office administration to capital raising in a variety of industry sectors. ICBS has placed its emphasis on accounting, financial and administrative support for their clients.

Information concerning the Acquisition Agreement is contained in a Form 8-K Report that was filed with the Securities and Exchange Commission on September 29, 2004 and is incorporated herein by reference.

Description of Amendments

The Amendments to the Company's Articles of Incorporation will result in the name of the Company being changed from "BusinessWay International Corporation, Inc." to "ICBS International, Corp.", and in issuing ICBS non voting shares until ICBS attains a minimum of $500,000 USD in cumulative profits from January 1, 2005 to December 31, 2005 or they shall obtain a minimum of $1,000,000 USD in additional financing on or before December 31, 2005 for up to 12,000,000 additional common shares. In the event ICBS does not meet these conditions by December 31, 2005, the newly issued shares are cancelled.

The purpose of the name change is to reflect the changed nature of the Company's business following the Exchange. The purpose of the conditions set on the newly issued shares is to protect the shareholders in the event ICBS does not meet its minimum financial requirements. The name change and the conditions on the newly issued shares to ICBS are reflected in the form of Amendments to Articles of Incorporation which are attached hereto as Exhibit A, and incorporated herein by reference.

Description of the Reverse Split

The Reverse Split will result in a reduction of the number of issued and outstanding common shares of the Company from 76,035,867 to approximately 15,207,174 shares, and a reduction of the number of issued and outstanding Class A Special Voting shares of the Company from 10,000,000 to approximately 2,000,000 Class A Special Voting shares. As of the effective date of the Reverse Split, each previously outstanding share shall be reduced to 0.20 shares. However, no fractional shares will be created as a result of the reverse split. Accordingly, the number of shares owned by any shareholder who would otherwise receive a fractional share will be rounded up to the next nearest whole number.

The purpose of the Reverse Split is to reduce the number of outstanding shares in an effort to increase the market value of the remaining outstanding shares.

Approval by Stockholders

Pursuant to Sections 607.0704 and 607.0721 of the Florida Law, amendments to the Company's Articles of Incorporation which change its name must be approved by a majority of our stockholders. Likewise, pursuant to Section 607.0704 of the Florida Law, any decrease in the number of issued and outstanding shares without a corresponding decrease in the number of authorized shares requires approval by a majority of our shareholders. In order to obtain the required approval of our stockholders, we could either convene a special meeting of the shareholders for the specific purpose of voting on the proposed Amendment and the proposed Reverse Split, or we could obtain written consent from the holders of a majority of our issued and outstanding voting securities. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our Common Stock. The elimination of the need for a special meeting of stockholders to approve the Amendment and the Reverse Split is made possible by Section 607.0704 of the Florida Law, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power of the company execute a written consent approving such action. The Record Date for purposes of determining the number of outstanding shares of our common stock entitled to vote on the Amendment and the Reverse Split was September 15, 2004.

As of the Record Date, the Company had 76,035,867 shares of Common Stock issued and outstanding and 10,000,000 Class A Special Voting Shares (for a total of 86,035,867) outstanding as of September 15, 2004, all of which are fully paid and non-assessable. Holders of the Common Stock and voters of the Class A Special Voting Shares have one vote per share on all matters submitted to a vote of stockholders. Stockholders do not have rights to cumulate their votes in the election of directors under the Company's Articles of Incorporation or applicable provisions of The Business Corporation Act of the State of Florida.

On the Record Date, stockholders holding 56,115,874 shares of Common Stock and the Class A Special Voting Shares, or approximately 65.22% of the issued and outstanding shares entitled to vote, approved the Acquisition, Amendment and the Reverse Split. No further vote of our stockholders is required for the Company to effect the Amendment.

Pursuant to the rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an Information Statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of any corporate action taken or authorized pursuant to the consent of the Company's stockholders.

Effective Date

The Amendment and the Reverse Split will be effective no sooner than 20 days after the date this Information Statement is first mailed to our stockholders. The Company anticipates that the Amendment and the Reverse Split will be effective on approximately November 1, 2004.

THE AMENDMENT AND THE REVERSE SPLIT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT OR THE REVERSE SPLIT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT AND THE REVERSE SPLIT AND THEIR EFFECTS AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE REVERSE SPLIT AND THE BACKGROUND OF THESE TRANSACTIONS.

Dissenter's Rights of Appraisal

Section 607.1320 of the Florida Law entitled Procedure for Exercise of Dissenters' Rights, states that a dissenting shareholder of the Company may file a notice of election to dissent with the Company. The Company shall make a written offer to pay an amount it estimates to be the fair value for such shares. If the Company fails to make an offer within the specified time, the dissenting shareholder may file an action in any court of competent jurisdiction in the county in the State of Florida where the registered office of the Company is located requesting that the fair value of such shares be determined. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.

Stock Certificates

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the five for one reverse with our Transfer Agent. Upon receipt of an existing stock certificate, Interwest Transfer Company, Inc. (the "Transfer Agent"), of 1981 E. 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone number (801) 272-9294, will issue to the stockholder a new certificate representing the aggregate number of shares of common stock, as the result of the five for one reverse. For example, if a stockholder owns five shares of existing common stock as of the effective date, then that stockholder will own one share of common stock resulting from the five for one reverse, and upon the Transfer Agent's receipt of existing stock certificate representing five shares, the Transfer Agent will issue to that stockholder a certificate representing one share of common stock the stockholder will be entitled to as a result of the five for one reverse and cancel the stock certificate representing the existing five shares.

The certificates representing shares of new common stock will contain the same restrictive legend if any as is on the shares of existing common stock in exchange for which the new shares are being issued. As applicable, the time period during which a stockholder has held the existing common stock will be included in the time period during which such stockholder actually holds the certificates representing the new common stock received as a result of the share reversal for the purposes of determining the term of the restrictive period applicable to the new common stock.

Voting Securities and Principal Holders Thereof

The securities of the Company that would have been entitled to vote if a meeting of stockholders had been called for the purpose of effecting the acquisition of ICBS for 86,173,987 newly issued shares and the name change ("Voting Shares"). The Voting Shares vote together as a single class on all matters and each share of Voting Stock is entitled to one vote.

On September 24, 2004, the record date on which the acquisition of ICBS for 86,173,987 newly issued shares and the name change were approved by a majority of the outstanding Voting Stock, there were 76,035,867 common shares and 10,000,000 Class A Special Voting Shares (for a total of 86,035,867) shares of Voting Stock outstanding.

Security Ownership of Executive Officers, Directors and Five Percent Stockholders

The following table sets forth information regarding the beneficial ownership of Voting Stock as of September 24, 2004, the date on which stockholder's approved the acquisition of ICBS for 86,173,987 newly issued shares and the name change, held by Management and by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Voting Stock.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF CLASS(1)

Fabrice Zambito 1480 Rue Bégin, Saint-Laurent, Quebec H4R 1X1	15,580,000 common shares & 5,000,000 Class A Special Voting Shares	23.32%

Michelle Scott 1480 Rue Bégin, Saint-Laurent, Quebec H4R 1X1	11,588,315 common shares & 1,100,000 options exercisable	14.38%

Dominic Heddo 1480 Rue Bégin, Montreal, Quebec, H4R 1X1	2,000,000 common shares & 5,000,000 Class A Special Voting Shares	7.93%

MMJ Venture Capital Group Inc. 500 Place D'Armes, Suite 2314, Montreal, Quebec, H2Y 2W2	14,747,559 common shares	16.71%

FONDACTION CSN Pour La Cooperation et L'Emploi 2100 Boulevard de Maisonneuve est Montreal, Quebec, H2K 4S1	6,000,000 common shares	6.80%

(1) Based on 76,035,867 common shares, 2,200,000 Options and 10,000,000 Class A Special Voting Shares (for a total of 88,235,867) outstanding as of September 23, 2004. The following table lists, as of September 23, 2004, the number of common shares beneficially owned, and the percentage of the Company's common shares so owned, by each director and by all directors and executive officers as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF CLASS(1)

Fabrice Zambito	20,580,000	23.32%

Faris Heddo	1,100,000	1.25%

Michele Scott	12,688,315	14.38%

Dominic Heddo	7,000,000	7.93%
	--------------------	-----------------
Directors and Officer as a group	41,368,315	46.88%

(1) Based on 76,035,867 common shares, 2,200,000 Options and 10,000,000 Class A Special Voting Shares (for a total of 88,235,867) outstanding as of September 23, 2004 and, as to a specific person, shares that can be issued pursuant to the conversion or exercise, as the case may be, of currently exercisable or convertible debentures, share purchase warrants and stock options.

Reasons for the request for Shareholder vote

The Company desires to acquire ICBS for 86,173,987 newly issued shares and to effect a name change is to enable the Company to make the acquisition and provide the Company with more flexibility and opportunities to conduct equity financings.

Item 2. Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

The board of directors approved the Reverse Split, the acquisition of ICBS for 86,173,987newly issued shares and the name change on September 24, 2004. At that time and as of the date of this Information Statement, the directors and officers of the Company beneficially owned 41,368,315 shares of the Company and, accordingly, had an interest in the vote for Amendments.

Item 4. Proposals by Security Holders.

Not applicable as no proposals submitted.

Additional Information

Additional information concerning the Company, including its annual report on Form 10-KSB for the fiscal year ended July 31, 2004, which have been filed with the Securities and Exchange Commission, may be accessed through the Edgar archives, at www.sec.gov and is incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Fabrice Zambito
Fabrice Zambito
Chairman of the Board of Directors

October __, 2004

Exhibit A

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
BUSINESSWAY INTERNATIONAL CORPORATION

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

ARTICLE I
NAME

"The name of the Corporation shall be ICBS INTERNATIONAL CORP."

ARTICLE IV
SHARES

"4.3 RESTRICTION ON NEWLY ISSUED SHARES

The newly issued capital stock of this corporation issued as of October 28, 2004 shall have no voting rights until the conditions as set forth in the Acquisition Agreement dated September 24, 2004 which calls for a minimum of $500,000 USD in cumulative profit, from January 1, 2005 to December 31, 2005 or shall obtain a minimum of $1,000,000 USD of additional financing on or before December 31, 2005 for up to 12,000,000 additional common shares, in the event said conditions are not met by December 31, 2005, these newly issued shares are cancelled."

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment not contained in the amendment itself are as follows:

N/A

THIRD: The date of each amendment's adoption: September 24, 2004, to be effective October 28, 2004

FOURTH: Adoption Amendment(s) (CHECK ONE)

[X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups.

Signed this 24th day of September, 2004

/s/ Dominic Heddo
Dominic Heddo
Chief Executive Officer